Exhibit 1

JOINT FILING AGREEMENT OF

RWWI HOLDINGS LLC

AMPERSAND 2006 LIMITED PARTNERSHIP

AMP-06 MANAGEMENT COMPANY LIMITED PARTNERSHIP AND

AMP-06 MC LLC

The undersigned persons agree and consent pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, as of the date set forth below, to the joint filing on their behalf of the foregoing statement on Schedule 13D to which this Exhibit is attached, in connection with their beneficial ownership of the common stock of Rand Worldwide, Inc., and agree that such statement is filed on behalf of each of them.

Date: November 7, 2014	RWWI HOLDINGS LLC
	By:	Ampersand 2006 Limited Partnership, its Manager
	By:	AMP-06 Management Company Limited Partnership, its General Partner
	By:	AMP-06 MC LLC, its General Partner

	By:	/s/ Richard A. Charpie
Richard A. Charpie
Principal Managing Member

Date: November 7, 2014	AMPERSAND 2006 LIMITED PARTNERSHIP
	By:	AMP-06 Management Company Limited Partnership, its General Partner
	By:	AMP-06 MC LLC, its General Partner

	By:	/s/ Richard A. Charpie
Richard A. Charpie
Principal Managing Member

Date: November 7, 2014	AMP-06 MANAGEMENT COMPANY LIMITED PARTNERSHIP
	By:	AMP-06 MC LLC, its General Partner

	By:	/s/ Richard A. Charpie
Richard A. Charpie
Principal Managing Member

Date: November 7, 2014	AMP-06 MC LLC

	By:	/s/ Richard A. Charpie
Richard A. Charpie
Principal Managing Member